                                                                   Exhibit 10.47

                            SIXTH AMENDMENT TO LEASE

1.0   PARTIES

1.1 THIS AGREEMENT made the 9th day of March, 1995, by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP ("Landlord") whose address is c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("Tenant") whose address is 1 Pershing Plaza, Jersey City, New Jersey 07399.

2.0   STATEMENT OF FACTS

2.1 The parties have previously entered into a Lease, First Amendment of Lease and Side Letter Agreement executed in connection therewith, all dated July 1, 1987, a Side Letter Agreement dated June 19, 1989, a Second Amendment to Lease dated March 12, 1992, a Third Amendment to Lease dated December 27, 1992, a Side Letter Agreement dated September 29, 1993, a Fourth Amendment to Lease dated December 23, 1993 and a Fifth Amendment to Lease dated May 1, 1994 (collectively, the "Lease") applicable to 338,954 of gross rentable square feet of office space and 13,741 rentable square feet of storage space (the "Premises") at 1 Pershing Plaza, New Jersey ("Building").

2.2 Tenant wishes to lease, on a temporary basis, approximately 794 rentable square feet of storage space on the Mezzanine B floor of the Building.

2.3 The parties desire to amend certain terms of the Lease to reflect this leasing of Temporary Space as set forth below.

3.0   AGREEMENTS

      NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.2 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, 794 rentable s.f. of storage space in its "AS-IS" condition (except for the work to be performed described in Paragraph 3.7 below) on the Mezzanine B floor of the Building as shown shaded on the attached Exhibit A (the "Temporary Storage Space").

3.3 The term applicable to the Temporary Storage Space shall be Month-To-Month (the "Temporary Storage Space Term"). The Temporary Storage Space Term shall commence on the earlier of (i) the date Landlord delivers possession of the Temporary Storage Space to Tenant or (ii) April 1, 1995. The Temporary Storage Space Term shall be deemed terminated effective midnight on the last day of a calendar month following at least thirty (30) days advanced written notice to one party by the other party.

3.4 In addition to the fixed rent to be paid to Landlord by Tenant applicable to the Premises as set forth in the Lease, Tenant shall pay Landlord during the Temporary Storage Space Term fixed rent applicable to the Temporary Storage Space at the monthly rate of EIGHT HUNDRED FOURTEEN AND 51/100 DOLLARS ($814.51). The fixed rent is payable in advance, on the first day of each calendar month during the Temporary Space Term. The first month's rent shall be prorated if the Commencement Date falls on a day other than the first day of the month.

3.5 There shall be no increase in Tenant's Proportionate Share or Tenant's Operational Proportionate Share as a result of Tenant's leasing of the Temporary Storage Space.

3.6 Landlord makes no representation that the Temporary Storage Space is fit for a particular purpose or use other than for storage of papers, boxes, small business equipment, etc. Landlord shall give Tenant a key to the Temporary Storage Space on the Commencement Date.

3.7 The demising chain link fence with entrance gate and lock shall be constructed by Landlord at Tenant's sole cost and expense prior to the Commencement Date.

3.8 Tenant's use and occupancy of the Temporary Storage Space during the Temporary Storage Space Term shall be governed by all terms and conditions of the Lease except where superseded by this Agreement or are inapplicable.

EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and side letters applicable thereto covering the Premises shall remain in full force and effect and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof as if the same had been set forth in full herein.

THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

GROVE STREET ASSOCIATES OF                   DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP              SECURITIES CORPORATION
(Landlord)                                   (Tenant)

By: Cali Sub IV, Inc.,
    General Partner


By: /s/ Thomas A. Rick                       By: /s/ Robert A. Yurman
    --------------------------------             -------------------------------
    Thomas A. Rick, President
                                             Its: Vice President
                                                  ------------------------------

                                   EXHIBIT-A

                              [FLOOR PLAN OMITTED]

3.7 Tenant's use and occupancy of the Second Temporary Storage Space during the Second Temporary Storage Space Term shall be governed by all terms and conditions of the Lease except where superseded by this Agreement or are inapplicable.

      EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and side letters applicable thereto covering the Premises shall remain in full force and effect and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof as if the same had been set forth in full herein.

      THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

      IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

GROVE STREET ASSOCIATES OF                   DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP              SECURITIES CORPORATION
(Landlord)                                   (Tenant)

By: Cali Sub IV, Inc.,
    General Partner


By: /s/ Brant Cali                           By: /s/ Robert A. Yurman
    -----------------------------------          -------------------------------
    Brant Cali, Chief Operating Officer
                                             Its: Vice President
                                                  ------------------------------

                                   EXHIBIT A

                              [FLOOR PLAN OMITTED]